Exhibit 10.19

ALCAN INC.

DEFERRED SHARE UNIT PLAN

FOR

NON‑EXECUTIVE DIRECTORS

Amended and restated as of 8 December 2005

TABLE OF CONTENTS

1.     PURPOSE AND DEFINITIONS.

2.     CONSTRUCTION AND INTERPRETATION.

3.     ELIGIBILITY MEMBERSHIP AND RETIREMENT.

4.     BENEFITS.

5.     BENEFICIARIES AND CLAIMS FOR BENEFITS.

6.     ADMINISTRATION.

7.     NON‑ALIENATION.

1.       PURPOSE AND DEFINITIONS

1.1          Purpose

            The purpose of this Plan is to enhance the Company's ability to attract and retain talented individuals to serve as members of the Board of Directors of the Company and to promote a greater alignment of interests between Members and the shareholders of the Company.

1.2          Definitions

            Unless the context indicates otherwise, the following terms have the following meanings:

(a)     "Account" means a book account maintained by the Company reflecting the Units credited to each Member pursuant to Article 4.1.

(b)     "Average Share Price" means the average of the closing sale prices for board lots for the Shares on The Toronto Stock Exchange and for record lots for the Shares as reported on the New York Stork Exchange ‑ Consolidated Trading, on each day during the last five trading days prior to the date on which Units are awarded with respect to a Quarter pursuant to Articles 4.1.1 and 4.1.2, the dividend declaration date (pursuant to Article 4.1.3) or the redemption date (pursuant to Articles 4.2, 4.3 and 4.4, as applicable), any currency conversion being made at the Bank of Canada noon rate of exchange on the relevant day.

(c)     "Board" means the board of directors of the Company.

(d)     "Change of Control" means any of the following:

1.   the acquisition of direct or indirect beneficial ownership of 50% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

2.   any amalgamation, merger, arrangement, reorganization or consolidation (or substantially similar transactions or series of transactions) in respect of the Company, other than where (a) the Shares of the Company after the transaction would continue to represent two-thirds or more of the combined voting securities of the resulting entity, without a concurrent substantial change in the composition of the Company's Board, or (b) it is effected for the purpose of implementing a recapitalization of the Company, without there also occurring an acquisition of direct or indirect beneficial ownership of 20% or more of the Shares of the Company by any person or group of associated persons acting together or jointly and in concert;

3.   the approval by the Company's Shareholders of a plan for the complete or effective dissolution of the Company;

4.   the issuance by the Company of Shares in connection with an exchange offer acquisition if such issuance results in the Shareholders holding less than two-thirds of the combined voting securities of the resulting entity and there is a concurrent substantial change in the composition of the Company's Board;

5.   the sale of all or substantially all of the assets of the Company, other than (a) to an owner or owners of at least two-thirds of the Company's Shares, or (b) in a manner so that the acquirer is thereafter controlled as to at least two-thirds of its voting securities by the owner or owners of at least two-thirds of the Company's Shares, provided in each case that there is no concurrent substantial change in the composition of the Company's Board of Directors;

6.   the completion of the corporate approvals necessary on the part of the Company to give effect to any amalgamation, merger, arrangement, reorganization, continuance or consolidation (or substantially similar transactions or series of transactions) in respect of the Company pursuant to which the Company will not survive as a stand-alone publicly-traded corporation - without limitation the Company shall be deemed not to have survived as a stand-alone publicly-traded corporation if (a) there is no longer a liquid market for the Shares on the Toronto or New York stock exchanges, (b) more that 50% of the Shares become held by any person or group of associated persons acting together or jointly and in concert, or (c) the Company becomes a subsidiary of another corporation; or

7.   any occurrence pursuant to which individuals who were the incumbent Directors on 1 November 2005 cease for any reason to constitute at least two-thirds of the Company's Board, provided that any individual who became a Director subsequently whose election or appointment was approved by at least two-thirds of the incumbent Directors shall also be considered to be an incumbent Director, but further provided that no individual elected or appointed initially as a result of an actual or threatened proxy contest or solicitation of proxies or in connection with amalgamation, merger, arrangement, reorganization, consolidation or share exchange acquisition transaction (or substantially similar transactions or series of transactions) shall be deemed to be an incumbent Director.

For the purposes hereof a substantial change in the composition of the Company's Board of Directors shall be any change involving the departure of at least three Directors or any other change pursuant to which the Directors in office prior thereto cease to constitute at least two-thirds of the members of the Board.  In addition, any "change of control event" which occurs for the purposes of a change of control agreement in force between the Company and an employee of the Company or one of its subsidiaries as of the date hereof shall be deemed to be a Change of Control Event hereunder in relation to that employee.

(e)      "Committee" means any committee of the Board and any successor committee (and includes the Human Resources Committee).

(f)       "Company" means Alcan Inc. and any successor corporation whether by amalgamation, merger or otherwise.

(g)      "Director" means a director of the Company.

(h)      "Employee" means an employee (otherwise than in the capacity of a director) of the Company or of any company in which the Company holds more than fifty percent of the outstanding voting shares.

(i)       "Director's Annual Remuneration" means all amounts payable to a Non-Executive Director by the Company in respect of the services provided to the Company by the Non-Executive Director in a calendar year.

(j)       "Member" means an individual who joins the Plan in accordance with Article 3.

(k)     "Non-Executive Director" means a Director of the Company who is not an Employee.

(l)       "Human Resources Committee" means the Human Resources Committee of the Board and any successor committee.

(m)    "Plan" means this Alcan Inc. Deferred Share Unit Plan for Non-Executive Directors, as amended by the Board from time to time.

(n)     "Quarter" means a period of three consecutive calendar months commencing on the first day of the months of January, April, July or October, as the case may be.

(o)     "Retirement Date" means the date on which a Member ceases to be a Director (subject to Article 4.5).

(p)     "Secretary" means the Secretary of the Company.

(q)     "Share" means a common share of the Company.

(r)      "Spouse" means the person, who, on the day preceding the death of a Member, is the person who has been designated in accordance with Article 5.1 of the Plan and who is legally married to the Member or, in the event the Member is not married, the person who qualifies as a spouse under the laws applying to the Plan.

(s)     "Unit" means a unit of measurement for record-keeping purposes under the Plan, and shall include fractional units.

2.   CONSTRUCTION AND INTERPRETATION

2.1         The Plan was effective as of 1 April, 2001 and was amended on 8 December 2005.

2.2         The Plan shall be governed and interpreted in accordance with the laws of the Province of Quebec and the applicable laws of Canada.

2.3          If any provision of the Plan is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.4          Headings are for reference purposes only and do not limit or extend the meaning of the provisions of the Plan.

2.5          References to the masculine include the feminine; references to the singular shall include the plural and vice versa.

3.    ELIGIBILITY MEMBERSHIP AND RETIREMENT

3.1          Every person who is a Non‑Executive Director on 1 April, 2001 shall be eligible to become a Member as of that date.

3.2          Every person who becomes a Non‑Executive Director after 1 April, 2001 shall be eligible to become a Member as of the date he becomes such a Director.

3.3          Upon becoming eligible to become a Member, the Director shall signify his intention of becoming a Member by signing a form prescribed for this purpose and delivering it to the Secretary. Membership in the Plan becomes effective upon receipt by the Secretary of such duly executed prescribed form.

3.4          Subject to Article 4.5, a Member shall be deemed to retire on the date he ceases to be a Director.

3.5          Nothing herein shall be deemed to give any Member the right to be retained as a Director of the Company.

4.    BENEFITS

4.1       Calculation of Benefits

        4.1.1      Annual Compensation of Non-Executive Directors

                              Effective 1 April, 2001, each Member will receive his Director's Annual Remuneration payable quarterly for the Quarter commencing 1 April, 2001 and for each subsequent Quarter as follows:

  50% in Units; and

  50% in Units or cash, as elected by the Member pursuant to Article 4.1.2

                              Notwithstanding the provisions set out above in this Article 4.1.1, the Human Resources Committee shall have the right, in its sole discretion, to require payment of a Member's Director's Annual Remuneration solely in cash or Units or a combination of cash and Units as determined by the Human Resources Committee.

                              Units granted to a Member pursuant to this Article 4.1.1 or Article 4.1.2 shall be credited to the Member's Account on the first day following the end of every applicable Quarter.  The portion of Director's Annual Remuneration payable in cash in respect of a Quarter pursuant to this Article 4.1.1 shall be paid as soon as practicable after the last day of the applicable Quarter.

                              The number of Units (including fractional Units) to be credited on each of the dates prescribed in this Article 4.1.1 shall be determined by dividing the amount of the Director's Annual Remuneration to be satisfied by Units on such date by the Average Share Price on such date.

                              Any currency conversion required for the purposes of this Article 4.1 shall be made at the Bank of Canada noon rate of exchange on the relevant day.

4.1.2      Election to Receive Units

                              To elect a form or forms of payment of Director's Annual Remuneration pursuant to Article 4.1.1(b) for the year in which this Plan becomes effective, the Member shall complete and deliver to the Secretary an initial written election by no later than 15 business days before the last day of the Quarter commencing on or immediately after the effective date of this Plan, respecting the Director's Annual Remuneration payable for such Quarter and the remaining Quarters for that year.  To elect a change in the form of payment of Director's Annual Remuneration for subsequent years, the Member shall complete and deliver to the Secretary a new written election by no later than the last business day of the year preceding the first year in which the Director's Annual Remuneration to which such election applies becomes payable.  The Member's election under this Article 4.1.2 should be in a form prescribed by the Human Resources Committee and shall designate the percentage of his Director's Annual Remuneration that is (i) to be satisfied by Units, and (ii) to be paid in cash, such designation to be in whole percentages only.

                              In the absence of a new election made in accordance with this Article 4.1.2, the Member's election for the latest year with respect to the percentage of the Director's Annual Remuneration that is to be satisfied by Units and paid in cash shall continue to apply to all subsequent Director's Annual Remuneration payments payable pursuant to the Plan until the Member submits another written election in accordance with this Article 4.1.2.  An election shall be irrevocable for the year commencing immediately following the date of the election and for any subsequent year unless the Member makes a new election in accordance with this Article 4.1.2 by the last business day of the year immediately prior to the year in respect of which the new election is intended to apply.

                              If no election is made, and no prior election remains effective, or if the Member does not make an initial election in accordance with this Article 4.1.2, the Member shall be deemed to have elected the Director's Annual Remuneration payable to him pursuant to Article 4.1.1(b) to be paid in cash.

4.1.3      Dividends

In respect of every cash dividend declared on the Shares, each Member's Account will be credited with an additional number of Units, determined as follows:

Units held in each respective Account on dividend declaration date multiplied by
a dollar amount equal to the dividend declared per Share
divided by
the Average Share Price.

The credit of such additional Units shall be made on the dividend declaration date.

4.1.4      Certain Adjustments

In the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares, merger, amalgamation or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of the assets of the Company, pursuant to any of which such events the then outstanding Shares are split or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or any similar change in the Shares or other similar event, each Member's Account shall be adjusted in an equitable manner to reflect such change or other event. Such adjustment shall be made by the Human Resources Committee and shall be conclusive and binding for all purposes of the Plan.  Except as provided for in this Article, Members shall have no other rights as a result of any change in the Shares or of any other event.

For greater certainty, no amount will be paid to, or in respect of, a Member under the Plan or pursuant to any other arrangement, and no additional Units will be granted to such Member to compensate for a downward fluctuation in the price of Shares, nor will any other form of benefit be conferred upon, or in respect of, a Member for such purpose.

4.2       Payment of Benefits on Retirement

4.2.1      On a Member's Retirement Date, the Member will be able to redeem the Units credited to his Account by filing a written notice of redemption with the Secretary, specifying a redemption date of at least 5 business days from the delivery of the said notice to the Company but no later that 15 December of the first calendar year commencing after the Director's Retirement Date.  The Units credited to such Member's Account will then be multiplied by the Average Share Price on such redemption date. In any event, the payment of the Member's benefits under the Plan will take place no later than 31 December of the first calendar year commencing after the Director's Retirement Date.

If a Member fails to advise the Company of his selection of a redemption date within the above‑mentioned period, the redemption date shall be considered to be 15 December of the first calendar year commencing after the Director's Retirement Date.

4.2.2      The value of the redeemed Units shall be paid by the Company to the Member as soon as possible after the determination of the redemption date and the deduction of appropriate taxes and other required withholdings (if any), at the Member's option, in either:

(a)                 cash,

(b)                 Shares, or

(c)                 a combination thereof.

In the case of a payment in Shares, the Company will purchase the Shares on the open market, through a broker, on behalf of the Member.  If, after the broker applies the value of a Member's Units to the purchase of whole Shares as provided in this Article 4.2.2, an amount remains payable under the Plan in respect of a Member, the Company shall pay such amount in cash, net of applicable withholdings, to the Member or the Member's spouse or legal representative, as applicable.

4.3       Benefits Before Retirement

4.3.1      Death

In the event of death of a Member prior to the Retirement Date, the Spouse of such Member, or where there is no surviving Spouse, the Member's legal representative, shall be able to redeem the Units credited to the Member's Account by filing a written notice of redemption with the Secretary, specifying a redemption date of at least 5 business days from the delivery of the said notice to the Company but no later than 15 December of the first calendar year commencing after the death of the Member.  The same conditions of payment will then apply to the Spouse (or the Member's legal representative, as the case may be) as they would have applied to the Member had he retired on that date.

4.4       Death After Retirement

In the event that a Member dies after the Retirement Date, the Spouse of such Member, or where there is no surviving Spouse the Member's legal representative, shall, provided the Member had not already done so, be able to redeem the Units credited to the Member's Account by filing a written notice of redemption with the Secretary, specifying a redemption date of at least 5 business days from the delivery of the said notice to the Company but no later than 15 December of the first calendar year commencing after the death of the Member. The same conditions of payment will then apply to the Spouse (or the Member's legal representative, as the case may be) as they would have applied to the Member.

4.5       Change of Control Event

In the event of death or retirement of a Member within twelve months of a Change of Event of the Company, the Units credited to his Account shall be redeemed on date of death or retirement. The Units credited to such Member's Account will be multiplied by the Average Share Price on the date of a Change of Control Event.

The value of the redeemed Units shall be paid by the Company to the Member no later than twelve months from the Change of Control Event.

In the event of death or retirement of a Member more than twelve months after the Change of Control Event of the Company, the Units credited to his Account shall be subject to the redemption procedure, described above in Articles 4.2, 4.3 and 4.4.

4.6       Suspension of Benefits upon becoming an Employee

4.6.1      Director becoming an Employee

                              If a Member becomes an Employee but continues to be a Director, his membership in the Plan shall be suspended effective the date of the commencement of his employment and shall resume upon termination of such employment.

                              If prior to the termination of his employment, such Employee Director ceases to be a Director, such Member will be deemed to retire on the date he ceases to be an Employee.

4.7       Taxes

All benefits paid under the Plan or in respect of a Member who is not a resident of Canada to the extent attributable to services performed in Canada are subject to applicable tax legislation.

4.8       Currency

4.8.1      Unless Article 4.7.2 applies, all benefits under the Plan shall be determined in the same currency as the Director's Annual Remuneration.

4.8.2      A Member or his Spouse, or where there is no surviving Spouse the Member's legal representative, may request the Company to pay his benefits in a currency other than the designated currency under Article 4.7.1, in which event the currency conversion shall be made at the Bank of Canada noon rate of exchange on the day preceding the date of payment.

5.   BENEFICIARIES AND CLAIMS FOR BENEFITS

5.1       Every Member, upon becoming a Member, shall advise the Secretary in writing of the name and address of his Spouse on a prescribed form. Every Member shall advise the Company of any change in such information.

5.2       In the event of death of a Member and provided that there is a surviving Spouse, the benefits under the Plan shall only be paid to the Spouse of such Member as named on the latest filing on the prescribed form which has been delivered to the Secretary. Where there is no surviving Spouse, the benefits under the Plan shall be paid to the Member's legal representative pursuant to Articles 4.3 and 4.4.

6.   ADMINISTRATION

6.1      Unless otherwise determined by the Board, the Plan shall remain an unfunded obligation of the Company and all benefits payable to or in respect of Members under the Plan represent merely unfunded, unsecured promises of the Company to pay a sum of money to the Members in the future.

6.2       The Plan shall be administered by the Human Resources Committee and any question regarding the proper administration of the Plan or the construction of any term of the Plan shall be resolved by the Human Resources Committee, in its sole discretion.

6.3       The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Members.  Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the regulations under the Income Tax Act (Canada) or any successor to such provision. The Board will elect the termination date of the Plan.

6.4       For the purpose of the above Article 6.3, the accrued right in respect of a Member prior to his Retirement Date shall be a right to receive benefits in accordance with the terms of the Plan up to but excluding the date of the amendment or termination of the Plan.

6.5       If the Plan is terminated, the value of all DSUs in the Member's Account will be determined by multiplying the number of Units by the Average Share Price on the date of the termination of the Plan. The Units shall be redeemed as soon as possible following the date of termination of the Plan.

6.6       The Company shall keep accurate and detailed records of all transactions for all Accounts and provide quarterly benefit statements to Members.

6.7       All expenses associated with the establishment, maintenance and termination of this Plan shall be borne by the Company.

7.   NON‑ALIENATION

7.1       Except as provided for herein, no transfer by a Member of any right to any payment or benefit under the Plan, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, shall vest the transferee with any interest or right, and any attempt to so alienate, sell, transfer, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable shall be void and of no force or effect.